UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 City Avenue, Suite 809
Bala Cynwyd, Pennsylvania		19004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Refinancing

On November 23, 2011, Entercom Communications Corp. (“Entercom”) completed its previously announced refinancing (the “Refinancing”) of the senior secured credit facility (the “Old Credit Facility”) of its wholly owned subsidiary, Entercom Radio LLC (“Entercom Radio”), which included the entry into a new credit facility (the “New Credit Facility”) with Entercom Radio as borrower and the issuance and sale of $220 million in aggregate principal amount of 10 1/2% Senior Notes due 2019 (the “Notes”) of Entercom Radio in a private offering (the “Offering”).

New Credit Facility

Pursuant to the Refinancing, Entercom Radio entered into the New Credit Facility, dated as of November 23, 2011, between Entercom Radio, as borrower, Entercom, as a loan guarantor, the other subsidiaries of Entercom Radio party thereto, as guarantors, and the lenders party thereto. The New Credit Facility consists of a $375 million term loan (the “New Term Loan”) and a $50 million revolving credit facility (the “New Revolver”), for aggregate borrowings of up to $425 million. Subject to certain conditions, the New Credit Facility also permits Entercom Radio to raise incremental facilities in an amount up to $125 million, which facilities would be secured by the same collateral securing the New Credit Facility.

Interest and Maturity. Borrowings under the New Revolver and the New Term Loan bear interest at LIBOR plus an initial spread of 5.0% or at a base rate plus an initial spread of 4.0%, provided that the New Term Loan has a LIBOR floor of 1.25%. The New Revolver has a five-year maturity and the New Term Loan has a seven-year maturity.

Bank Guarantees. Entercom Radio’s obligations under the New Credit Facility will be guaranteed by Entercom and each of its existing and future direct and indirect domestic (and in certain circumstances, foreign) restricted subsidiaries.

Security. All borrowings under the New Credit Facility are secured by the pledge of the equity interests of Entercom Radio and the subsidiary guarantors and the grant of a security interest in all assets of Entercom, Entercom Radio and the subsidiary guarantors (other than real property), subject to certain exceptions.

Covenants. The New Credit Facility contains a number of customary affirmative and negative covenants that, among other things, limit or restrict Entercom Radio’s ability to incur additional debt; declare or pay dividends, redeem stock or make other distributions to stockholders; make investments; grant liens or use certain assets as security in other transactions; merge or consolidate, or transfer substantially all of its assets; or engage in certain transactions with affiliates. In addition, Entercom Radio is required to maintain a consolidated leverage ratio (as defined in the New Credit Facility), declining to certain levels specified in the New Credit Facility, and a consolidated interest coverage ratio (as defined in the New Credit Facility), increasing to certain levels specified in the New Credit Facility. The ratios will be calculated on a consolidated basis for each consecutive four fiscal quarter period. These covenants are subject to a number of important qualifications and limitations.

A copy of the New Credit Facility is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Notes

On November 23, 2011, Entercom Radio issued and sold the Notes in the Offering at an offering price of 98.672% of their face value. Entercom Radio received net proceeds from the sale of the Notes in the Offering of approximately $212.7 million, after deducting the initial purchasers’ discount but before deducting related fees and expenses. Entercom Radio used the proceeds of the Notes, together with borrowings under the New Credit Facility, to repay the Old Credit Facility and to pay fees and expenses in connection with the Offering and the New Credit Facility.

Indenture

The Notes were issued pursuant to an indenture, dated as of November 23, 2011 (the “Indenture”), between Entercom, Entercom Radio, the other subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee. The terms of the Notes are set forth in the Indenture.

Interest and Maturity. The Notes bear interest at a rate of 10 1/2% per annum, which will be payable semi-annually in cash in arrears on June 1 and December 1 of each year, beginning on June 1, 2012.

Note Guarantees. The Notes will be guaranteed on a senior unsecured basis by Entercom and all of Entercom Radio’s existing and future domestic, restricted subsidiaries that guarantee Entercom Radio’s debt under the New Credit Facility (other than Entercom Radio’s subsidiaries that hold no material assets other than FCC licenses (the “License Subsidiaries”), which will guarantee the notes on a senior subordinated basis), which include all of Entercom Radio’s subsidiaries on the issue date. The activities of the License Subsidiaries will be substantially limited by the Indenture.

Redemption. At any time prior to December 1, 2015, Entercom Radio may redeem some or all of the Notes at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, plus a make-whole premium. On or after December 1, 2015, Entercom Radio may redeem some or all of the Notes at any time at the redemption prices specified under the Indenture. In addition, Entercom Radio may redeem up to 35% of the aggregate principal of the notes before December 1, 2014 with the net cash proceeds of one or more equity offerings.

Change of Control. In the event of a Change of Control, as defined in the Indenture, Entercom Radio must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants. The Indenture contains covenants that limit, among other things, Entercom Radio’s ability and the abilities of its restricted subsidiaries to incur additional debt; declare or pay dividends, redeem stock or make other distributions to stockholders; make certain investments; create certain liens or use certain assets as security in other transactions; merge or consolidate, or transfer substantially all of their assets; engage in certain transactions with affiliates and sell or transfer certain assets. These covenants are subject to a number of important qualifications and limitations.

Ranking. The Notes and the note guarantees (other than the guarantees of the Notes by the License Subsidiaries) are Entercom Radio’s and the note guarantors’ general unsecured senior obligations and rank equally in right of payment to Entercom Radio’s and the note guarantors’ existing and future senior debt; are effectively subordinated to Entercom Radio’s and the note guarantors’ existing and future secured debt, to the extent of the value of the collateral securing such debt, including Entercom Radio’s and the note guarantors’ obligations under the New Credit Facility; and would be structurally subordinated to all of the liabilities of any of Entercom Radio’s subsidiaries that do not guarantee the notes, to the extent of the assets of those subsidiaries. The note guarantees by the License Subsidiaries are their general unsecured senior subordinated obligations and are subordinated in right of payment to all their existing and future senior debt, including their guarantees of the New Credit Facility. All of Entercom Radio’s subsidiaries will guarantee the Notes on the issue date.

A copy of the Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. Exhibit 4.2 includes the form of Note.

Registration Rights Agreement

In connection with the sale of the Notes, Entercom Radio and the note guarantors entered into a registration rights agreement, dated November 23, 2011 (the “Registration Rights Agreement”), with the initial purchasers of the Notes under which they agreed, pursuant to the terms and conditions set forth therein, to make an offer to exchange the Notes and the related note guarantees for registered notes and note guarantees that have substantially identical terms to the Notes and the related note guarantees, but are free of transfer restrictions, and in certain limited circumstances, to file a shelf registration statement that would allow certain holders of the Notes to register and resell their respective Notes without restriction.

A copy of the Registration Rights Agreement is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Old Credit Facility

Entercom Radio used borrowings under the New Credit Facility and proceeds from the sale of the Notes to consummate the Refinancing. In connection with the Refinancing, Entercom Radio paid all amounts (including fees) due under the Old Credit Facility. Effective as of November 23, 2011, the Old Credit Facility was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant.

New Credit Facility

The information provided in Item 1.01 under “New Credit Facility” is incorporated by reference into this Item 2.03.

Notes

The information provided in Item 1.01 under “Notes” and “Indenture” is incorporated by reference into this Item 2.03.

The foregoing descriptions are qualified in their entirety by the Exhibits incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Pricing Press Release

On November 21, 2011, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under this Item 7.01 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Exhibits

(d) Exhibits

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    Entercom Communications Corp.

By:	/s/ John C. Donlevie
John C. Donlevie
Executive Vice President and Secretary

Dated: November 23, 2011

EXHIBIT INDEX

Exhibit No.	Title

4.1	Credit Agreement, dated November 23, 2011

4.2	Indenture, dated November 23, 2011

4.3	Form of Note (included in Exhibit 4.2)

4.4	Registration Rights Agreement, dated November 23, 2011

99.1	Entercom Communications Corp.’s Press Release, issued November 21, 2011